EXHIBIT 23


                      Consent of PricewaterhouseCoopers LLP




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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Lexmark International Group, Inc. on Form S-8 (File Nos. 33-99330 and 33-80879) of our report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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Lexington, Kentucky
March 23, 1999

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